                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                      McDonald & Company Investments, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                    Delaware                                    34-1391950
----------------------------------------------------        -------------------
    (State of Incorporation or Organization)                 (I.R.S. Employer
                                                            Identification no.)

McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio    44114-2603
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                   (Zip Code)

If this form relates to the registration of a class              If this form relates to the registration of a
of securities pursuant to Section 12(b) of the                   class of securities pursuant to Section 12(g) of
Exchange Act and is effective pursuant to General                the Exchange Act and is effective pursuant to
Instruction A.(c), please check the following box. [ ]           General Instruction A.(d), please check the
                                                                 following box. [ ]

Securities Act registration statement file number to which this form relates:
                     (If applicable)
--------------------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------

Series A Junior Preferred
Stock Purchase Rights                        New York Stock Exchange
-----------------------------                -----------------------------------

-----------------------------                -----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On February 4, 1998, the Board of Directors of McDonald & Company Investments, Inc. (the "Company") approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of November 1, 1995 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent"). The Company amended the Rights Agreement to increase the exercise price of the Rights to $95.00 per one one-hundredth of a Preferred Share, subject to adjustment.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.


ITEM 2.  EXHIBITS.

Number            Description
------            -----------

4.1 Amendment No. 1, dated as of February 4, 1998, to the Rights Agreement, dated as of November 1, 1995, between the Company and National City Bank, as Rights Agent.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     McDONALD & COMPANY INVESTMENTS, INC.



                                     By: /s/ Robert T. Clutterbuck
                                        --------------------------------------
                                         Robert T. Clutterbuck
                                         Treasurer (Principal Financial Officer)


Date:  February 19, 1998

EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1 Amendment No. 1, dated as of February 4, 1998, to the Rights Agreement, dated as of November 1, 1995, between the Company and National City Bank, as Rights Agent.